Exhibit 2.14
EXECUTION VERSION
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 12, 2007 (this “Amendment” or this “Second Amendment”), among Mitel Networks, Inc. (“MNI”), Mitel US Holdings, Inc. (“Holdings”), Inter-Tel (Delaware), Incorporated (together with MNI and Holdings, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), Mitel Networks Corporation (the “Canadian Borrower” and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons (including Canadian Facility Lenders acting through their U.S. branches, agencies or Affiliates (each as defined in the Credit Agreement referred to below)) listed on the signature pages hereof (each a “Lender” and collectively, the “Lenders”), and Morgan Stanley Senior Funding, Inc. (“MSSF”), as the U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”);
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders, the U.S. Administrative Agent, Morgan Stanley & Co. Incorporated, as the Collateral Agent (in such capacity, the “Collateral Agent”), Morgan Stanley Bank, as U.S. Issuer (in such capacity, the “U.S. Issuer”), and as U.S. Swing Line Lender (in such capacity, the “U.S. Swing Line Lender”), Morgan Stanley Senior Funding (Nova Scotia) Co., as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”), as Canadian Issuer (in such capacity, the “Canadian Issuer”) and Canadian Swing Line Lender (in such capacity, the “Canadian Swing Line Lender”), are all parties to the First Lien Credit Agreement, dated as of August 16, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended or otherwise modified from time to time the “Credit Agreement”);
     WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement, including to permit (i) the employee stock purchase plan described on Annex I hereto (the “Employee Stock Purchase Plan”) and (ii) the sale and leaseback of the property located at 855 Trademark Drive, Reno, Nevada, and the Required Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein;
     WHEREAS, the Parent is required, pursuant to Section 7.1.1(a) of the Credit Agreement, to deliver to the Administrative Agent within 90 days after the end of the Fiscal Quarter ending July 31, 2007, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter, certified as complete and correct by the chief financial or accounting Authorized Officer of the Parent (collectively, the “July 2007 Financials”);
     WHEREAS, the Parent is required, pursuant to Section 7.1.1(d) of the Credit Agreement, to notify the Administrative Agent within 3 Business Days of it having knowledge of any Default;
     WHEREAS, the Parent has not delivered the July 2007 Financials to the Administrative Agent or notified the Administrative Agent of the Default arising as a result thereof within the requisite time period;
     NOW, THEREFORE, the parties hereto covenant and agree as follows:

     SECTION 1.1. Defined Terms Generally. Unless otherwise defined herein, capitalized terms used herein have the meanings provided therefore in the Existing Credit Agreement.
     SECTION 1.2. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof);
     “Amendment” and “Second Amendment” are defined in the preamble.
     “Borrower” is defined in the preamble.
     “Credit Agreement” is defined in the first recital.
     “Existing Credit Agreement” is defined in the first recital.
     “July 2007 Financials” is defined in the third recital.
     “Second Amendment Effective Date” is defined in Article III.
     “S-O-X” means the Sarbanes-Oxley Act of 2002, as amended.
ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     SECTION 2.1. The Existing Credit Agreement is hereby amended as follows:
     SECTION 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “Employee Stock Purchase Plan” means the plan offered by the Parent to its employees, officers and directors pursuant to which such employees, officers and directors have the option to purchase Capital Securities of the Parent, which, purchase may, to the extent permitted by law (including S-O-X), be financed by a loan from the Parent, all as described in Annex I to the Second Amendment.
     “Reno Facility Sale and Lease Back” means the sale and leaseback of the property owned by Inter-Tel (Delaware) Incorporated (the “Seller”) located at 855 Trademark Drive, Reno, Nevada pursuant to which, among other things, the Seller will sell such property to a purchaser (the “Purchaser”) and who will then lease it back to the Seller or another Obligor provided, that (i) the sale price of the facility shall not be less than $17,500,000, (ii) the lease terms shall be satisfactory to the Administrative Agent, acting reasonably and (iii) such sale and leaseback will comply with Section 7.2.14 to the extent relevant.
     “Second Amendment” means the Second Amendment to the Credit Agreement, dated as of December 12, 2007, among the Borrowers and the Lenders party thereto.
     “Second Amendment Effective Date” means the Second Amendment Effective Date as that term is defined in the Second Amendment.

     SECTION 2.1.2. Clause (d) of Section 3.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(d) concurrently with the receipt by the Parent or any of its Subsidiaries of any Net Equity Proceeds or Net Debt Proceeds, the Borrowers shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 40% of such Net Equity Proceeds (provided that such percentage shall be reduced to 0% if the Leverage Ratio set forth in the Compliance Certificate delivered pursuant to clause (c) of Section 7.1.1 by the Parent to the Administrative Agents immediately preceding the event giving rise to the Net Equity Proceeds was less than 3.00.1) and 100% of such Net Debt Proceeds provided that with respect to any Net Equity Proceeds received in respect of or related to the Employee Stock Purchase Plan, such prepayment shall only be required to be made on the last day of the Fiscal Quarter in which any loans made to fund purchases under the Employee Stock Purchase Plan have been repaid to the Parent or any of its Subsidiaries and no prepayments shall be required to he made hereunder at the time that Capital Securities are issued in accordance with the Employee Stock Purchase Plan.”
     SECTION 2.1.3. Clause (e) of Section 3.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(e) The Parent shall, within three Business Days following the receipt of any Net Disposition Proceeds or Net Casualty Proceeds by the Parent or any of its Subsidiaries, (x) deliver to the Administrative Agent a calculation of the amount of such proceeds and, (y) except for any such proceeds received in respect of the Reno Facility Sale and Leaseback, to the extent the aggregate amount of such proceeds received by the Parent and its Subsidiaries in any Fiscal Year exceeds $2,000,000, make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of the aggregate amount of such Net Disposition Proceeds or Net Casualty Proceeds in excess of $2,000,000; provided that, (A) 50% of the aggregate amount of Net Disposition Proceeds received in respect of the Reno Facility Sale and Leaseback shall, within three Business Days following receipt thereof, be applied as a mandatory prepayment of the Loans, and (B) pursuant to written notice referred to above delivered by the Parent to the Administrative Agent in connection with the calculation not more than three Business Days following receipt of any such Net Disposition Proceeds (including Net Disposition Proceeds in respect of the Reno Facility Sate and Leaseback not otherwise subject to clause (A) above) or Net Casualty Proceeds, so long as no Default has occurred and is continuing, all such other Net Disposition Proceeds or Net Casualty Proceeds, as the case may be, may be retained by the Parent or any such Subsidiary, as the case may be (and be excluded from the prepayment requirements of this clause (e) (other than clause (A) hereof)), if (i) the Parent informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of the Subsidiaries to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties in the U.S. consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment); provided further that, so long as such assets or properties will be owned by a Borrower or a Subsidiary Guarantor, such assets or properties may be located outside of the United States, and (ii) within 270 days following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are applied or committed to such acquisition. The amount of such Net Disposition Proceeds or Net Casualty Proceeds (including the portion of any Net Disposition Proceeds received in respect of the Reno Facility Sale and Leaseback and not applied pursuant to clause (A) above) not applied after such 270 day period (or committed within such 270 day period but not applied within 90 days after such 270 day period) shall be applied as a mandatory prepayment of the Loans as required pursuant to the first sentence of this clause (e) without giving effect to the provisos therein.”
     SECTION 2.1.4. Section 7.2.9 of the Credit Agreement is hereby amended by deleting the word “and” immediately prior to clause (iii) and inserting the following language immediately following clause (iii), “or (iv) issuance (for cash consideration) of Capital Securities to one or more of the Permitted Holders in an aggregate amount not to exceed $50,000,000 over the term of this Agreement; provided that no cash amounts (whether in respect of interest, dividends, distributions, redemptions or otherwise) may be paid on or in respect of any such Capital Securities except in accordance with Section 7.2.6 of the Credit Agreement.”
     SECTION 2.1.5. Section 7.2.11 of the Credit Agreement is hereby amended by (x) deleting the word “or” at the end of clause (c), (y) deleting the period (“.”) at the end of clause (d) and replacing it with a “; or”, and (z) inserting a new clause (e) which shall read as follows: “(e) the Reno Facility Sale and Leaseback.”
     SECTION 2.1.6. Clause (b) of Section 7.2.17 of the Credit Agreement is hereby amended by inserting the following language at the end of such Clause; “; provided that proceeds from the Reno Facility Sale and Leaseback shall only be required to be applied in accordance with clause (e) of Section 3.1.1”.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1. Conditions to Effectiveness. This Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Second Amendment Effective Date”):
     SECTION 3.1.1. Counterparts. The Administrative Agent shall have received (a) counterparts to this Amendment, executed by the Borrower and the Required Lenders and (b) a fully executed copy of an amendment to the Second Lien Credit Agreement, substantially in the form of this Amendment.

     SECTION 3.1.2. Certificate of Authorized Officer. The Borrowers shall have delivered a certificates of Authorized Officers, solely in their capacity as Authorized Officers of the Borrowers, certifying that, both immediately before and after giving effect to the this Amendment on the Second Amendment Effective Date, the statements set forth in Article IV hereof are true and correct.
     SECTION 3.1.3. Obligor Acknowledgment and Consent. The Parent and each Obligor (other than the Borrowers) shall execute and deliver an Acknowledgment and Consent in substantially the form of Annex II hereto.
     SECTION 3.1.4. Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the U.S. Administrative Agent and its counsel.
     SECTION 3.1.5. Payment of Expenses. The Borrowers shall have paid all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the administration of the Credit Agreement, including without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Lenders as set forth below:
     SECTION 4.1. Representations and Warranties, No Event of Default. The representations and warranties contained herein, in Article VI of the Credit Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of any Obligor to any Secured Party on or prior to the Second Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
     SECTION 4.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of this Amendment, the Credit Agreement as amended hereby and each Loan Document executed or to be executed by it are in each case within such Person’s powers, have been duly authorized by all necessary action and do not (a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or (b) result in (i) or require the creation or imposition of any Lien on any Obligor’s properties (except as permitted by the Credit Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
     SECTION 4.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Second Amendment Effective Date will be, duly obtained or made and which are, or on the Second Amendment Effective Date will be, in full force and effect) is required for the consummation of this Amendment or the Credit Agreement as amended hereby or the due execution, delivery or performance by any Obligor of this Amendment, the Credit Agreement as amended hereby or any Loan Document to which it is a party.
     SECTION 4.4. Validity, etc. This Amendment, the Credit Agreement (as amended hereby) and each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
ARTICLE V
CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT
     SECTION 5.1. Continued Effectiveness of Credit Agreement. Each Borrower hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and is herby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in any such Loan Document to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like imports referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrowers from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is ratified and confirmed in all respects.
ARTICLE VI
WAIVER
     SECTION 6.1. Waiver. The Required Lenders herby waive the requirement of the Parent to deliver the July 2007 Financials to the Administrative Agent within 90 days of the end of the Fiscal Quarter ended July 31, 2007 as set forth in Section 7.1.1 (a) of the Credit Agreement; provided that the Parents shall deliver such July 2007 Financials to the Administrative Agent on or before December 15, 2007 and the failure of the Parent to make such delivery shall constitute an immediate Event of Default. The Required Lenders herby waive the Default arising under Section 7.1.1(d) of the Credit Agreement arising as a result of the failure of the Parent to notify the Administrative Agent within the requisite time period of the Default arising as a result of the failure of the Parent to deliver the July 2007 Financials.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.1. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 7.2. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 7.3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 7.4. Loan Document Pursuant to Credit Agreement. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (a) any representation or warranty made by an Obligor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (b) an Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
     SECTION 7.5. No Waiver. Except as expressly set forth herein, this Amendment is not, and shall not be deemed to be a waiver of or consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the Credit Agreement and the other Loan Documents.
     SECTION 7.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 7.7. Fees and Expenses. The Borrowers shall pay on demand all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses and other reasonable charges of legal counsel to the Agents.
     SECTION 7.8. WAIVER OF JURY TRIAL. EACH ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR SUCH BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date first above written.

MITEL NETWORKS CORPORATION
By:	/s/ Steven Spooner
	Name:	Steven Spooner
	Title:	CFO

MITEL NETWORKS, INC.
By:	/s/ Steven Spooner
	Name:	Steven Spooner
	Title:	Director

MITEL US HOLDINGS, INC.
By:	/s/ Steven Spooner
	Name:	Steven Spooner
	Title:	President

INTER-TEL (DELAWARE), INCORPORATED
By:	/s/ Steven Spooner
	Name:	Steven Spooner
	Title:	President

MORGAN STANLEY SENIOR FUNDING, INC., as the U.S. Administrative Agent and a Lender
By:	/s/ Stephen B. King
	Name:	STEPHEN B. KING
	Title:	VP

[OTHER LENDERS] Merrill Lynch Capital Corp.
By:	/s/ Arminee Bowler
	Name:	ARMINEE BOWLER
	Title:	VICE PRESIDENT

ANNEX I
EMPLOYEE STOCK PURCHASE PLAN
1. The Employee Stock Purchase Plan will be offered to certain employees of the Parent and its Subsidiaries located in North America, the United Kingdom, certain countries in the European Union, Hong Kong and Australia, beginning on or about November 26, 2007.
2. Officers and directors of the Parent and its Subsidiaries may participate in the Employee Stock Purchase Plan, provided that they may only receive loans to the extent permitted by S-O-X.
3. The Parent has reserved 15,000,000 common shares for 2007 Employee Stock Purchase Plan.
4. The price per share under the 2007 Employee Stock Purchase Plan is US$1.32.
5. In connection with the Employee Stock Purchase Plan, the Parent will provide interest-free loans to eligible employees up to a maximum of US$20,000 per employee to be paid back over a period not to exceed 24 months by way of payroll deduction. The first US$10,000 must be paid within the first 12 month repayment period after the 2007 Employee Stock Purchase Plan closes (currently scheduled for December 14, 2007) and the remaining portion of the loan (if any) must be repaid in full with 24 months of the closing of the 2007 Employee Stock Purchase Plan.
6. In connection with the 2007 Employee Stock Purchase Plan, the Parent will, prior to the closing date of the 2007 Employee Stock Purchase Plan, make a loan to each employee who so requests a loan (subject to the restrictions above) and such employee shall provide the Parent with a post-dated check (dated as of the closing date of the 2007 Employee Stock Purchase Plan) in the amount the employee wishes to invest. On or after the closing date of the 2007 Employee Stock Purchase Plan, the Parent will deposit the proceeds of the loan (which will match the amount on the employee’s post-dated check) into the employee’s bank account (typically the same account the employee receives his/her direct deposit pay). Within 2 Business Days of such deposit, Mitel will cash the employee’s check. The Parent will then deduct equal amounts from that employee’s pay over the next 24 months to pay back the loan.
7. In the event the employment of an employee or eligible officer or director is terminated, such employee or eligible officer or director shall be required to repay the loans granted pursuant to the Employee Stock Purchase Plan in accordance with the terms of the related loan documentation. Any share certificates held by the Parent or its Subsidiaries as collateral for such loans shall be retained by the Parent or its Subsidiaries until repayment in full of the related loans.
October 24, 2007

ANNEX II
ACKNOWLEDGEMENT AND CONSENT
Form of Acknowledgement and Consent
     Reference is made to (i) the Credit Agreement, dated August 16, 2007 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) among Mitel Networks, Inc. (“MNI”), Mitel US Holdings, Inc. (“Holdings”), Inter-Tel (Delaware), Incorporated (together with MNI and Holdings, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), Mitel Networks Corporation (the “Canadian Borrower” and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons (including Canadian Facility Lenders acting through their U.S. branches, agencies or Affiliates) listed on the signature pages hereof (each a “Lender” and collectively, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as the U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”), Morgan Stanley & Co. Incorporated, as the Collateral Agent (in such capacity, the “Collateral Agent”), Morgan Stanley Bank, as U.S. Issuer (in such capacity, the “U.S. Issuer”), and as U.S. Swing Line Lender (in such capacity, the “U.S. Swing Line Lender”), and Morgan Stanley Senior Funding (Nova Scotia) Co., as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”), as Canadian Issuer (in such capacity, the “Canadian Issuer”) and Canadian Swing Line Lender (in such capacity, the “Canadian Swing Line Lender”) and (ii) the Second Amendment to Credit Agreement, dated as of December 12, 2007 (the “Second Amendment”; the Existing Credit Agreement as subsequently amended or otherwise modified, including pursuant to the Second Amendment, being herein referred to as the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the same meanings as if used in the Credit Agreement.
     Each of the undersigned hereby certifies, represents and warrants as follows:
     (a) It is a Guarantor and a party to one or more Loan Documents.
     (b) It acknowledges and consents to the terms of, and the execution, delivery and performance by the Borrowers of, the Second Amendment.
     (c) It hereby reaffirms, as of the Second Amendment Effective Date, that immediately after giving effect to the Second Amendment, each of the following remain in full force and effect: (i) the covenants and agreements made by it and contained in each Loan Document to which it is a party, (ii) with respect to the Guaranty to which it is party, its guarantee of payment of the Obligations pursuant to the terms of such Guaranty, and (iii) with respect to each Security Agreement, Mortgage or any other security or collateral document to which it is a party, its pledges and other grants of Liens in respect of the Obligations pursuant to the terms of any such Loan Document.
     (d) It hereby represents and warrants, as of the Second Amendment Effective Date, that immediately after giving effect to the Second Amendment, each Loan Document to which it is a party continues to be a legal, valid and binding obligation of such Guarantor, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
October 24, 2007

     (e) It hereby represents and warrants, as of the Second Amendment Effective Date, that both before and after giving effect to the Second Amendment, the representations and warranties set forth in each Loan Document to which it is a party are, in each case, true and correct (i) in the case of representations and warranties not qualified by references to “materiality” or a Material Adverse Effect, in all material respects and (ii) otherwise, in all respects, in each case with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
October 24, 2007

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acknowledgment and Consent as of the 12 day of December, 2007.

[NAME OF GUARANTOR]
By:
Name:
Title:
October 24, 2007